Exhibit 10.31

YOU MUST CAREFULLY READ THIS SECURITY PURCHASE AGREEMENT. IT IS A LEGALLY BINDING CONTRACT THAT IMPOSES OBLIGATIONS ON YOU. DO NOT SIGN THIS AGREEMENT IF YOU CANNOT MAKE THE COVENANTS, REPRESENTATIONS, AND WARRANTIES HEREIN, AS THEY ARE LEGALLY BINDING ON YOU. ONLY SIGN THIS SECURITY PURCHASE AGREEMENT IF YOU ARE FINANCIALLY SOPHISTICATED AND YOU BELIEVE THAT THIS INVESTMENT IS SUITABLE FOR YOU.

THE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.  THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SECURITIES PURCHASE AGREEMENT

This SECURITY PURCHASE AGREEMENT (this “Security Purchase Agreement” or this “Agreement”) made as of this day of [_____________, 2021], by and between NYIAX, Delaware corporation (the “Company” or “NYIAX”), and the undersigned (the “Purchaser”) (The Company and Purchaser being collectively referred to herein as the “Parties,” and each a “Party”).

RECITALS

WHEREAS, the Company is in need of additional financing and wishes to issue for the purchase and sale, in a private placement transaction (the “Offering”) pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Offering of $2,000,000 US Dollars of Convertible Promissory Notes of the Company (the “Note(s)”) with fifty (50%) percent Company warrant (the “Warrants”) coverage to the dollar value of the Note at a five ($5) dollar per share strike price for the Warrants. (Collectively both the Note(s) and Warrant(s) referred to herein as “Securities”). The Company has a right to exceed the Offering of up to an additional $1,000,000 US Dollars (the “Maximum Amount”);

WHEREAS, the Securities are offered on the terms and conditions set forth in this Securities Purchase Agreement, the Form of the Note, the Form of the Warrant, the Investor Questionnaire and the Instructions attached hereto (collectively, the “Offering Materials”); and

WHEREAS, the Purchaser desires to purchase of the Securities;

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the Parties hereto do hereby agree as follows:

1. Security Purchase Procedure

1.1 Subject to the terms and conditions hereinafter set forth, the Purchaser hereby irrevocably purchases from the Company, and the Company shall sell and issue to the Purchaser, a Note with Warrants in an original principal amount equal to the “Accepted Security Purchase Amount” set forth on the Purchaser’s signature page to this Agreement in accordance with Section 1.8 herein. Upon acceptance of this Agreement, Purchaser specifically agrees to accept, adopt and be bound by each and every provision of this Agreement. The Note has an annual rate of return of ten (10.0%) percent simple interest, which shall be paid as a Payment-in-Kind (“PIK”) in Company common stock valued at five ($5) dollars per share at the Maturity Date of the Note, December 15, 2022 or upon conversion. The Form of the Note is attached as Exhibit B. Additionally, the Company shall issue with the Note warrant coverage at a rate of fifty (50%) percent to the dollar value of the Note at a five ($5) dollar per share as the strike price of the Warrants. For example, if the Note were for $100,000, then the Holder would receive 10,000 warrants at a strike price of five ($5) dollars. The form of the Warrant is attached as Exhibit C.

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1.2 The purchase period will terminate on the earlier of (a) the sale of the Maximum Offering; or (b) 11:50 PM Eastern Time on December 15, 2021 unless such date is extended by the Company, in its sole discretion, for period or periods of up to a maximum of thirty (30) business days, without notice to purchasers (such date and the offering period, being the “Offering Expiration Date” and the “Offering Period,” respectively).

1.3 In the event the Company undergoes any financing event or series of financing events on or before the Maturity Date in an equity or debt financing in which cumulative gross proceeds equal or exceed five million dollars ($5,000,000) (“Financing Event”) exclusive of this Offering, then the outstanding principal balance of the Note and all accrued and unpaid interest (the “Conversion Amount”), shall be automatically converted into such Equity Securities under the same terms and conditions as those Equity Securities purchased in the Financing Event. In no event shall the Company issue fractional shares, all fractional shares shall be rounded up to the next whole share. The “Conversion Price” of Equity Securities for the Borrower shall mean with respect to an automatic conversion in connection with the Financing Event, a price per share equal to : (i) 80% of the price per share paid by the purchasers of such Equity Securities in such Financing Event; or (ii) If the Company were to complete an Initial Public Offering (“IPO”) as its Financing Event then the Conversion Price of the Note and all accrued interest from the PIK shall convert at a fifteen (15%) discount to the IPO offering price

1.4 The Purchaser may exercise the Warrants from this Agreement at any time including on the Expiration Date of the Warrants (see Exhibit C). The Expiration Date of the Warrants is the earlier of (i) five (5) years from the Effective Date of the Warrant or (ii) at the Company’s IPO. The Purchaser is required to exercise all unexpired Warrants at the Company’s IPO and where Purchaser’s failure to exercise any unexpired Warrants at the Company’s IPO will lead to those unexercised Warrants to immediately expire and to become null and void.

1.5 The Offering is being made pursuant to the exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Securities will be offered and sold only to “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

1.6 The Securities will be offered and sold on a “best efforts” basis as more particularly set forth in the Offering Materials. Accordingly, no minimum number of the Securities need be purchased for the Company to close on the sale of any of the Securities offered. The Company may hold one or more closings of sales of the Securities from time to time during the Offering Period (each, a “Closing”).

1.7 It is understood and agreed that the Company reserves the sole right to withdraw, cancel or modify the Offering and the Company reserves the right to accept or reject any purchase, including this purchase, in whole or in part, for any reason, in their complete discretion, and that the same shall be deemed to be accepted by the Company only when this Agreement is signed by the Company. In the event this purchase is rejected by the Company, this Offering is terminated prior to the Closing, all funds delivered with this purchase will be returned to the Purchaser by the Company as soon as practicable, without interest thereon or deduction therefrom. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of, or any entity that is incorporated or formed in, a jurisdiction in which the issuance of the Securities to such person or entity would constitute a violation of the securities, “blue sky,” or other similar laws of such jurisdiction.

1.8 The Note and Warrant bearing the name of the Purchaser will be delivered by the Company to the Purchaser within (15) fifteen business days following the final Closing of the Offering. The Purchaser hereby authorizes and directs the Company to deliver the aforementioned documents to be issued to such Purchaser pursuant to this Agreement to the residential or business address indicated in the Investor Questionnaire, attached hereto Exhibit D.

1.9 Payment for the Securities. The Accepted Security Purchase Amount for the Securities to be purchased by the Purchaser hereunder shall be paid to the Company pursuant to the following instructions:

If by wire transfer: attached hereto Exhibit E.

If by mail: see Exhibit E.

1.10 The Agreement will be irrevocable by the Purchaser, and unless the Agreement is rejected, or the Offering is withdrawn, the Purchaser will become an investor in this Offering.

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2. Representations, Warranties and Covenants of the Purchaser: The Purchaser hereby makes the following acknowledgments, representations, warranties and agreements:

2.1 The Purchaser recognizes that the purchase of the Securities involves a high degree of risk in that, among other things, (a) the Company will need additional capital to operate its business but has no assurance of additional necessary capital; (b) an investment in the Company is extremely speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) a Purchaser may not be able to liquidate his, her or its investment; (d) transferability of the Securities included in the Offering is limited; (e) a Purchaser could sustain the loss of his, her or its entire investment; and (f) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and risks related to the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Offering, all as more fully set forth herein, in the Offering Materials.

2.2 The Purchaser represents and warrants that he, she, or it has read and understood the Offering Materials, including, but not limited to, the “Risk Factors,” are cited below and expressly assumes those risks.

Risks Related to Our Business

The effects of the COVID-19 pandemic, including the resulting global economic uncertainty, and measures taken in response to the pandemic, have had, and could in the future have, an adverse impact on our business, financial condition and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. Many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. As a result, our financial condition and results of operations may be adversely impacted.

Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, partners and clients, and the communities in which we operate. A wide range of governmental restrictions have also been imposed on our employees, clients and partners’ physical movement to limit the spread of COVID-19. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’, clients’, or partners’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.

The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. We have committed, and we plan to continue to commit, resources to grow our business, including technology development, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by the COVID-19 pandemic. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

A recession, depression, or other sustained adverse market events resulting from the spread of COVID-19 could adversely affect our business, results of operations, and financial condition, as well as the value of our common stock. Our customers or potential customers, particularly in industries most impacted by the COVID-19 pandemic including transportation, travel and hospitality, retail, and energy, may reduce their advertising spending or delay their advertising initiatives, which could adversely affect our business, results of operations, and financial condition. We may also experience curtailed customer demand, reduced customer spend or contract duration, delayed collections, lengthened payment terms, and increased competition due to changes in terms and conditions and pricing of our competitors’ products and services.

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Our business is subject to the risk of catastrophic events such as pandemics, earthquakes, flooding, fire, and power outages, and to interruption by man-made problems such as terrorism.

Our business is vulnerable to damage or interruption from pandemics, earthquakes, flooding, fire, power outages, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins, and similar events. In particular, the COVID-19 pandemic, including the reactions of governments, markets, and the general public, may result in a number of adverse consequences for our business, results of operations, and financial condition, many of which are beyond our control. A significant natural disaster could have a material adverse effect on our business, results of operations, and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur.

We are recently formed and have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with an investment in our Common Stock.

We are recently formed and have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and there can be no guarantee that we will ever be profitable. Furthermore, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements for our business will not exceed our estimates. In particular, additional capital may be required if our operating costs increase beyond our expectations or we encounter greater costs associated with general and administrative expenses or other costs.

We may not be able to execute our business plan or stay in business without additional or adequate funding.

Our ability to successfully develop our business, generate operating revenues and achieve profitability will depend upon our ability to obtain the necessary or adequate financing to implement our business plan. We will require financing through the issuance of additional debt and/or equity to implement our business plan, including identifying, acquiring and distributing consumer products, building inventory, hiring additional personnel as needed and eventually establishing profitable operations. Such financing may not be forthcoming. As it has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including, but not limited to, economic conditions caused by the COVID-19 pandemic. As a result, the cost of raising money in the debt and equity capital markets may increase while the availability of funds from those markets could diminished significantly, even more so for smaller companies like ours. If such conditions and constraints exist, we may not be able to acquire funds either through credit markets or through equity markets and, even if financing is available, it may not be available on terms which we find favorable. Failure to secure funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

Legislation and regulation of online businesses, including privacy and data protection regulations / restrictions, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.

Government regulation could increase the costs of doing business online. U.S. and foreign governments have enacted or are considering legislation related to online advertising and we expect to see an increase in legislation and regulation related to advertising online, the use of geo-location data to inform advertising, the collection and use of anonymous Internet user data and unique device identifiers, such as IP address or unique mobile device identifiers, and other data protection and privacy regulation. Recent revelations about bulk online data collection by the National Security Agency, and news articles suggesting that the National Security Agency may gather data from cookies placed by Internet advertisers to deliver interest-based advertising, may further interest governments in legislation regulating data collection by commercial entities, such as advertisers and publishers and technology companies that serve the advertising industry. Such legislation could affect the costs of doing business online and could reduce the demand for our solution or otherwise harm our business, financial condition and results of operations. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

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Fee pressure may result in a reduction in the fees we are able to charge on our platform, which could have a material adverse effect on our business.

Fee pressure would be any pressure from publishers or advertisers to reduce the percentage that NYIAX would receive due to the downturn of the value of instruments or specific instruments including mismatched pricing. Fee pressures also have to do with the cyclicality of the advertising market, which is dependent upon the spend based on the particular time of the year. Any fee pressure could have a material adverse impact on the Company’s business and results of operations.

Projecting the market’s acceptance of a new price or structure is imperfect and we may price too high or too low, both of which may carry adverse consequences.

If our estimates related to expenditures are inaccurate, our business may fail.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for the next twelve months and beyond. If such estimates are inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business.

Our revenue and operating results will be highly dependent on the overall demand for advertising and could fluctuate significantly depending upon various factors, such as seasonal fluctuations and market changes. Factors that affect the amount of advertising spending, such as economic downturns, particularly in the fourth quarter of our fiscal year, will make it difficult to predict our revenue, cause our operating results to fall below investors’ expectations and could adversely affect our business and financial condition.

Our business depends on the overall demand for advertising and on the economic health of our current and prospective sellers and buyers. If advertisers reduce their overall advertising spending, our revenue and results of operations are directly affected. Many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing, and buyers may spend more in the fourth quarter for budget reasons. As a result, any events that reduce the amount of advertising spending during the fourth quarter or reduce the amount of inventory available to buyers during that period, could have a disproportionate adverse effect on our revenue and operating results for that fiscal year. Economic downturns or instability in political or market conditions generally may cause current or new advertisers to reduce their advertising budgets. Reductions in inventory due to loss of sellers would make our solution less robust and attractive to buyers. Adverse economic conditions and general uncertainty about economic recovery are likely to affect our business prospects. Uncertainty regarding economic conditions in the United States and other countries may cause general business conditions in the United States and elsewhere to deteriorate or become volatile, which could cause buyers to delay, decrease or cancel purchases, exposing us to reduced demand for our solution, and increased credit risk on buyer orders. Moreover, any changes in the favorable tax treatment of advertising expenses and the deductibility thereof would likely cause a reduction in advertising demand. In addition, concerns over the sovereign debt situation in certain countries in the European Union as well as continued geopolitical turmoil in many parts of the world have and may continue to put pressure on global economic conditions, which could lead to reduced spending on advertising.

Our revenue, cash flow from operations, operating results and other key operating and financial measures may vary from quarter to quarter due to the seasonal nature of advertiser spending. For example, many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory.

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers and key employees, especially our Chief Executive Officer, Robert Ainbinder, our Founder, Chief Strategy Officer and Vice Chairperson, Carolina Abenante, and our Executive Vice President of Platform and Technology, Mark Grinbaum. If one or more of our executive officers and key employees are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our officers and key employees could cause our business to be disrupted, and we may incur additional expenses to recruit and retain their replacements.

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We may be subject to litigation from time to time during the normal course of business, which may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of business or otherwise, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

Risks Related to the Advertising Technology Industry, Market and Competition

The digital advertising market is relatively new, dependent on growth in various digital advertising channels, and vulnerable to adverse public perceptions and increased regulatory responses. If this market develops more slowly or differently than we expect, or if issues encountered by other participants or the industry generally are imputed to or affect us, our business, growth prospects and financial condition would be adversely affected. Our technology could become obsolete and increased competition could adversely affect our business.

The digital advertising market is relatively new, and our solution may not achieve or sustain high levels of demand and market acceptance. While display advertising has been used successfully for many years, marketing via new digital advertising channels, such as mobile and social media and digital video advertising, is not as well established. The future growth of our business could be constrained by the level of acceptance and expansion of emerging digital advertising channels, as well as the continued use and growth of existing channels, such as digital display advertising, in which our capabilities are more established.

Further, the digital advertising industry is complex, and evolving, and there are relatively few publicly traded companies operating in the business. Consequently, the digital advertising industry may not be as widely followed or understood in the financial markets as more mature industries. Problems experienced by one industry participant (even private companies) or issues affecting a part of the business have the potential to have adverse effects on other participants in the industry or even the entire industry. Emerging understanding of how the digital advertising industry operates has spurred privacy concerns and misgivings about exploitation of consumer information and prompted regulatory responses that limit operational flexibility and impose compliance costs upon industry participants. As a general matter the digital advertising business is relatively new and digital advertising companies and their specific product and service offerings are not well understood.

Any expansion of the market for digital advertising solutions depends on several factors, including social and regulatory acceptance, the growth of the digital advertising market, the growth of social, mobile and video as advertising channels, and the actual or perceived technological viability, quality, cost, performance and value associated with emerging digital advertising solutions. If demand for digital display advertising and adoption of automation does not continue to grow, or if digital advertising solutions or advertising automation do not achieve widespread adoption, or there is a reduction in demand for digital advertising caused by weakening economic conditions, decreases in corporate spending, quality, viewability, malware issues or other issues associated with buyers, advertising channels or inventory, negative perceptions of digital advertising, additional regulatory requirements, or other factors, or if we fail to develop or acquire capabilities to meet the evolving business and regulatory requirements and needs of buyers and sellers of multi-channel advertising, our competitive position will be weakened and our revenue and results of operations could be harmed.

Our future operating results depend on market adoption by both advertisers and publishers, which could take a long period of time or may not happen at all. Any delay or failure to adopt by either Media Buyers or Media Sellers could delay revenue or recognition of revenue.

We operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do. If we do not effectively compete against current and future competitors, our business, results of operations, and financial condition could be harmed.

There are other competitors which have vast access to resources and could have the ability to replicate a similar business model in time or with a competing financial exchange. Our ability to compete successfully depends on elements both within and outside of our control. We will face significant competition from major global companies as well as smaller companies focused on specific market niches. In addition, companies not currently in direct competition with us may introduce competing products in the future.

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Our inability to compete effectively could materially adversely affect our business and results of operations. Products or technologies developed by competitors that are larger and have more substantial research and development budgets, or that are smaller and more targeted in their development efforts, may render our products or technologies obsolete or noncompetitive. We also may be unable to market and sell our products if they are not competitive on the basis of price, quality, technical performance, execution, features, system compatibility, customized design, innovation, availability, delivery timing and/or reliability. If we fail to compete effectively on developing strategic relationships with customers, our sales and revenue may be materially adversely affected. Competitive pressures may limit our ability to transact business, raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin. Reduced sales and lower gross margins would materially adversely affect our business and results of operations.

Technology breaches or failures, including those resulting from a malicious cyber-attack on us or our business partners and service providers, could disrupt or otherwise negatively impact our business.

We will rely on information technology systems, including systems of Nasdaq Technology AB (“Nasdaq”), a wholly-owned subsidiary of Nasdaq, Inc. (which owns and operates the Nasdaq Stock Market), as part of our agreement with Nasdaq to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of the communications between our employees and our business, banking and investment partners depends on information technology and electronic information exchange. Like all companies, our information technology systems and NASDAQ’s are vulnerable to data breaches, interruptions or failures due to events that may be beyond our control, including, but not limited to, natural disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures.

Errors or failures in our software and exchange systems with NASDAQ could adversely affect our operating results and growth prospects. Moreover, errors in debugging or breaks in our system could create delay in publisher and advertiser adoption, which would have adverse effect on our business.

We believe that we have established and implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems and procedures. Despite these safeguards, disruptions to and breaches of our information technology systems are possible and may negatively impact our business. We have not secured insurance coverage designed to specifically protect us from an economic loss resulting from such events.

Our future success is dependent on Internet technology developments and our ability to adapt to these and other technological changes and to meet evolving industry standards.

Our ability to operate our business is dependent on the development and maintenance of Internet technology as well as our ability to adapt our solutions to changes in Internet technology.

We may encounter difficulties responding to these and other technological changes that could delay our introduction of products and services. The software and tech industries are characterized by rapid technological change and obsolescence, frequent product introduction, and evolving industry standards. Our future success will, to a significant extent, depend on our ability to enhance our existing products, develop and introduce new products, satisfy an expanded range of customer needs, and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to operate our business or maintain a competitive position.

Our intellectual property is valuable and integral to our success and competitive position. Any misuse of our intellectual property by others could harm our business, reputation and competitive position.

Our patent, trademarks, copyrights, trade secrets and designs are valuable and integral to our success and competitive position. We cannot assure you that we will be able to adequately protect our proprietary rights through reliance on a combination of patent, copyrights, trademarks, trade secrets, confidentiality procedures, contractual provisions and technical measures from outside influences. Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal questions. We cannot completely prevent the unauthorized use or infringement of our intellectual property rights, as such prevention is inherently difficult.

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We also expect that the more successful we are, the more likely that competitors will try to illegally use our proprietary information and develop products that are like ours, which may infringe on our proprietary rights. In addition, we could potentially lose future trade secret protection for our source code if any unauthorized disclosure of such code occurs. The loss of future trade secret protection could make it easier for third parties to compete with our products by copying functionality. Any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, service revenue, reputation and competitive position could be materially adversely affected.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties may assert claims of infringement of intellectual property rights in proprietary technology against us or against our advertisers for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business. We might not have the necessary capital to defend against any potential claims which could adversely affect our business. There can be no assurance that any patents which we may file will be granted by the USPTO in the future.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment, or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business financial condition and results of operations.

Risks Relating to our Relationship with NASDAQ

We expect to be dependent on relationships with third parties particularly our agreements with NASDAQ to successfully commercialize our planned product lines. Our relationship with NASDAQ is critical to our commercial success and any deterioration or termination of this relationship would result in a material adverse effect on our business and could cause us to cease operations.

Publishers and advertisers may not migrate to the NYIAX platform and continue to use other existing platforms in the market. In such case, the Company will not meet its revenue goals for its agreement with NASDAQ, which could cause the Company to scale down or discontinue its operations.

If the NYIAX/Nasdaq trading platform does not operate up to technological expectations with respect to functionality and efficiency as compared to its competitors, it is unlikely that publishers and advertisers will continue to use the system thereby adversely affecting the Company’s ability to conduct business and its future operations and financial results.

Risk Relating to Possible Regulation and Supervision

The Company’s sale of advertising may become subject to regulation and supervision by the United States Commodity Futures Trading Commission (“CFTC”) and the Securities and Exchange Commission (“SEC”). If the sale of advertising as contemplated by NYIAX is determined to be a commodity under the Commodity Exchange Act, NYIAX would become subject to regulation by the CFTC, including its registration, compliance and reporting requirements. In addition, NYIAX’s sale of advertising on the NASDAQ X-stream platform may also be subject to SEC regulation and compliance requirements with respect to trading activities and market operations. The Company’s business and the sale of advertising inventory capabilities on the NASDAQ X-stream platform could be adversely affected in the event it becomes subject to regulatory oversight. There can be no assurance that we will be able to comply with future regulatory requirements, in which case we could be forced to discontinue operations.

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Risks Related to the Offering and Our Securities

●	The offering price of the Notes and the exercise price of the Warrants have been arbitrarily determined.

●	The price of the Note and the exercise price of the Warrants being offered have been determined by does not bear a relationship to our assets, book value or other recognized criteria of value and should not be regarded as an objective valuation or an indication of any future resale value of the Notes, Warrants or Warrant Shares.

●	The offering price of the Note in this Offering may be subject to adjustment based on the prices of our future offerings, which may further trigger the anti-dilution protections to which the investors of our prior offerings are entitled.

●	We are relying upon certain exemptions from the registration requirements of the Securities Act, which if unavailable, could have a material adverse effect on our business and results of operations.

●	The Offering is being made in reliance upon the “private placement” exemption from registration specified by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and the exemptions from registration provided by the laws of certain states in which the Offering is conducted. Reliance on these exemptions does not, however, constitute a representation or guarantee that such exemptions are, indeed, available. If for any reason the Offering is deemed not to qualify as exempt under Regulation D, and if no other exemption from registration or qualification is available, and the Offering is not registered or qualified with the applicable federal or state authorities, the offer and sale of Units would be deemed to have been made in violation of the applicable laws requiring such registration or qualification. As a remedy, in the event of such violation, each investor purchasing the Note in the Offering would have the right to rescind his or her purchase of securities and to have his, her or its purchase price returned. If an investor requests a return of his, her or its purchase price, funds might not be available for that purpose. In that event, liquidation of our company might be required. Any refunds made would reduce funds available for our operations. A significant number of requests for rescission would probably leave us without funds sufficient to respond to such requests or successfully to proceed with our activities.

You may be liable for damages if you breach the Subscription Agreement.

●	The Subscription Agreement in this Offering requires the investors to represent, among other things, that they meet certain suitability requirements and understand the risks associated with an investment in the Units and an investment in our Company, and that they can afford to lose all of the money they invest in us. Anyone who later makes a claim against us that is inconsistent with the representations in the Subscription Agreement will be in breach of the Subscription Agreement and will be liable for any damages we, our affiliates and agents suffer as a result of such breach, including the cost of a successful defense against a lawsuit of the kind discussed above. Accordingly, investors should take the representations in the Subscription Agreement seriously and not invest in us if they are not comfortable with the investment in us or will suffer financially or emotionally if they lose their investment.

The Note, the Warrants and the Warrant Shares offered hereunder are subject to limitation on sale and transfer.

●	The Notes offered in this Offering are being offered and sold pursuant to one or more exemptions from the registration requirement of the Securities Act and without qualification or registration under the securities laws of various states. Consequently, the Warrants and the Warrant Shares offered hereby may not be sold, transferred, or hypothecated without registration under the Securities Act, and applicable state laws or without an exemption from such registration or qualification. The Shares will bear a legend restricting their transfer accordingly and may bear certain legends required by state law where required.

●	An investment in the Note requires a long-term commitment, with no certainty of return. Because we are not a public, SEC reporting company, there will be no liquid market for the Warrants and the Warrant Shares in the foreseeable future. The lack of an active market impairs the ability of purchasers in this Offering to sell their Notes, Warrants or Warrant Shares at the time they wish to sell them, at a price that they consider reasonable or at all. The lack of an active market may also reduce the fair market value of such Securities.

(b)	Our officers have broad discretion in the use of proceeds.

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The executive officers of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for shareholders and could adversely affect the Company’s business, prospects, financial condition, and results of operations.

2.3 The Purchaser represents that he, she or it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as indicated by his, her or its responses to the Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Securities. The Purchaser must complete the applicable Investor Questionnaire to enable the Company to assess the Purchaser’s eligibility for the Offering. The Purchaser acknowledges and agrees that the is relying on the information contained in the Investor Questionnaire, and hereby represents and warrants that the information contained in the Investor Questionnaire is true and accurate. The Parties hereby agree that this representation and warranty is an essential and material term of this Agreement and without such representation and warranty the Agreement would not have been accepted.

2.4 The Purchaser acknowledges that he, she or it has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or he, she or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him, her, or it, and to all other prospective investors in the Securities in order to evaluate the merits and risks of such an investment on his, her or its behalf, and that he, she or it recognizes the highly speculative nature of this investment.

2.5 The Purchaser believes that the investment in the Securities is suitable for him, her, or it based upon its risk tolerance, investment objectives, and financial needs, and he, she, or it has adequate means for providing for his, her, or its current financial needs and contingencies and has no need for liquidity with respect to his, her, or its investment in the Company. The purchase is consistent, in both nature and amount, with Purchaser’s overall investment program and financial condition.

2.6 The Purchaser represents that he, she, or it is sophisticated and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in his, her, or its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.

2.7 The Purchaser acknowledges receipt and careful reading of the Offering Materials, including this Agreement, and the attachments hereto and thereto and hereby represents that he, she or it has read and understood the Offering Materials and has been furnished or given access by the Company during the course of this Offering with or to all publicly available information regarding the Company, which could be reasonably provided have been made available for his, her or its inspection and review; that he, she or it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional publicly available information which he, she or it had requested.

2.8 The Purchaser acknowledges that this Offering of Securities may involve tax or legal consequences, and that the contents of the Offering Documents do not contain tax or legal advice or information. The Purchaser acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax, legal, and other consequences of an investment in the Securities.

2.9 The Purchaser acknowledges that this Offering of Securities has not been reviewed or approved by the Securities and Exchange Commission (the “SEC”) because the Offering is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Purchaser represents that the Purchaser is acquiring the Securities for his, her or its own beneficial account, for investment purposes and not with a view to, or for resale in connection with, any distribution of the Securities to others. The Purchaser agrees that he, she or it will not sell or otherwise transfer the Securities or any of the underlying Shares (as defined herein) unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.10 The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Purchaser realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

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2.11 Restrictions on Transfer or Sale of the Securities. (i) The Purchaser understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Purchaser understands that the Company has no obligation or intention to register any of the Securities or to act to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Purchaser understands that Rule 144 (“Rule 144”) promulgated under the Securities Act requires, among other conditions, a holding period prior to the resale of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Securities Act. The Purchaser understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Purchaser consents that the Company may, if it desires, permit the transfer of the Securities out of his, her or its name only when his, her or its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act, any applicable state “blue sky” laws or any applicable securities laws of any other country, province or jurisdiction (collectively, the “Securities Laws”). Accordingly, the Purchaser understands that under the SEC’s rules, the Purchaser may dispose of the Securities primarily only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risk of the investment in the Securities for an indefinite period of time.

(ii) The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable Securities Laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable Securities Laws; (B) that the Securities will bear the legend referenced in Section 2.11 herein making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of the Securities except upon compliance with the foregoing restrictions.

(iii) The Purchaser acknowledges that neither the Company nor any other person or entity offered to sell the Securities to the Purchaser by means of any form of general solicitation or advertising, including, but not limited to: (A) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising

(iv) The Purchaser (A) is not, and for so long as the Purchaser holds the Securities will not, be (I) an employee benefit plan or other plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (II) another employee benefit plan subject to U.S. federal, state or local laws, or non U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code unless the Purchaser’s purchase and holding of the Securities would not violate such substantially similar laws; or (B) is not, and for so long as the Purchaser holds the Securities will not, be subject to ERISA and, with respect to the Purchaser’s purchase and holding of the Securities, is eligible for coverage under one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Internal Revenue Code.

(v) Either (A) the Purchaser is not and, for so long as the Purchaser holds the Securities, will not be, an employee benefit plan or other plan subject to Section 406 of ERISA or Section 4975 of the Code, another employee benefit plan subject to U.S. federal, state or local laws, or non-U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code, or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan; or (B) the Purchaser’s purchase and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of any such substantially similar laws.

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2.12 Legend. The Purchaser acknowledges and consents that the Note(s) and the Warrants sold pursuant to this Agreement will be imprinted with one or more legends in substantially the following form:

THIS SECURITY PURCHASE AGREEMENT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

2.13 The Purchaser understands that the Company will review this Agreement and the Investor Questionnaire and, if the Purchaser is a natural person, the Company is hereby given authority by the Purchaser to call his, her, or its bank or place of employment. The Purchaser agrees that the Company reserves the unrestricted right to reject or limit any purchase and the Company reserves the unrestricted right to close the offer at any time.

2.14 The Purchaser hereby represents that the address of Purchaser furnished by him, her, or it at the end of this Security Purchase Agreement and in the Investor, Questionnaire is the Purchaser’s principal residence if he, she or it is an individual or its principal business address if it is a corporation or other entity.

2.15 Purchaser acknowledges that if the Purchaser is an Associated Person of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, he, she or it must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Purchaser shall also notify the Company if the Purchaser or any affiliate of Purchaser is a registered broker-dealer with the SEC, in which case the Purchaser represents that the Purchaser is purchasing the Securities in the ordinary course of business and, at the time of purchase of the Securities, has no agreements or understandings, directly or indirectly, with any person to distribute the Securities or any portion thereof.

2.16 Non-Reliance. The Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities provided in the Offering Documents or otherwise by the Company or any of its officers, directors, shareholders, or affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and neither the Company nor any of its officers, directors, shareholders, or affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Securities. The Purchaser acknowledges that neither the Company nor any of its officers, directors, shareholders, or affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Purchaser’s authority to invest in the Securities.

The Purchaser confirms that neither the Company , nor its respective officers, directors, shareholders, agents, employees or affiliates has (A) given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (B) made any representation to the Purchaser regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company or any officer, director, shareholder, or affiliate of the Company, and the Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser.

The Purchaser agrees that he, she, or it will purchase the Securities only if his, her or its intent at such time is to make such purchase for investment purposes and not with a view toward resale. The Purchaser has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of the Securities or any portion thereof or interest therein.

2.17 The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

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2.18 If the undersigned Purchaser is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (s) it was not formed for the purpose of investing in the Company; (b) it is authorized and otherwise duly qualified to purchase and hold the Securities; and (c) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Purchaser.

2.19 If the Purchaser is not a United States person, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s purchase and payment for, and his, her or its continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

2.20 The Purchaser understands and acknowledges that (a) the Securities are being offered and sold to Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(a)(2) of the Act and Regulation D thereunder; and (b) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Purchaser hereby consents to such reliance.

2.21 The Purchaser understands and acknowledges that he, she or it will at all times be in compliance with any and all state and federal securities and other laws, statutes and regulations regarding his, her or its ownership and/or any sale, transfer or hypothecation of the Securities.

2.22 Special “Big Boy” Risk Disclosures.

(a)	The Purchaser understands and agrees that an investment in the Securities involves special risks, and the Purchaser understands those risks (including without limitation the risks set forth in the Offering Documents) and the Purchaser is expressly assuming such risks.

(b)	The Purchaser acknowledges and is aware that the Securities are extremely speculative investments which involve a high degree of risk of loss by Purchaser of his, her or its entire investment in the Company.

(c)	The Purchaser agrees and acknowledges that it is the Purchaser’s sole responsibility to conduct a “due diligence” investigation of the Company and the financial prospects of the Company.

2.23 PURCHASER UNDERSTANDS THAT, THE OFFERING DOCUMENTS CONTAIN CONFIDENTIAL INFORMATION CONCERNING THE COMPANY AND HAVE BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. ANY USE OF THIS INFORMATION FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH THE CONSIDERATION OF AN INVESTMENT IN THE SECURITIES OF THE COMPANY THROUGH THE OFFERING DESCRIBED HEREIN MAY SUBJECT THE USER TO CIVIL AND/OR CRIMINAL LIABILITY. THE PURCHASER AGREES (A) NOT TO DISTRIBUTE OR REPRODUCE THE OFFERING DOCUMENTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY; AND (B) TO KEEP CONFIDENTIAL THE EXISTENCE OF THE OFFERING DOCUMENTS AND THE INFORMATION CONTAINED HEREIN OR MADE AVAILABLE IN CONNECTION WITH ANY FURTHER INVESTIGATION OF THE COMPANY.

2.24 The Purchaser has the full right, power, and requisite authority (and, in the case of an individual, the capacity) to purchase the Securities, to execute and deliver this Agreement, make the representations and warranties herein, and perform all of the obligations required to be performed by the Purchaser hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser. All representations and warranties of the Purchaser herein regarding the Securities apply equally to the shares of Common Stock or Preferred Stock of the Company (the “Shares”) issuable upon conversion of the Securities.

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2.25 If the Purchaser is an individual, the Purchaser (A) is not acquiring the Securities as a nominee or agent or otherwise for any other person; (B) is at least 21 years of age; (C) has adequate means of providing for the Purchaser’s current needs and personal contingencies; (D) has no need for liquidity in the Purchaser’s investment in the Security; (E) maintains the Purchaser’s principal residence at the address set forth on signature page hereto; (F) confirms that all investments in and commitments to non-liquid investments are, and after the purchase of the Securities will be, reasonable in relation to the Purchaser’s net worth and current needs; and (G) confirms that any financial information that is provided prior to, contemporaneous with, or after the execution and delivery of this Agreement and the Purchaser’s investment in the Securities accurately reflects the Purchaser’s financial condition.

2.26 No approval, authorization, consent, order of other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the sale and purchase of the Securities.

2.27 The Purchaser hereby acknowledges and is aware that the Purchaser is not entitled to cancel, terminate, or revoke this Security Purchase, and any agreements made in connection herewith survive any death or disability of a Purchaser who is a natural person.

2.28 The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

2.29 The Purchaser acknowledges that the Company has the right in its sole and absolute discretion to abandon this Offering at any time prior to its completion. This Agreement shall thereafter have no force or effect and the Company shall return the previously paid Purchase Amount for the Securities, without interest thereon, to the Purchaser.

2.30 The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

2.31 The Purchaser understands and acknowledges that the Purchaser should seek its own legal and financial advisors for advice and due diligence with respect to an investment in the Company, including with respect to a review of the Offering Materials.

2.32 Reliance by the Company. Purchaser understands and acknowledges that the Company will rely upon the representations, warranties, agreements and understandings made herein in making its decision whether to accept Purchaser’s Purchase, and that the foregoing representations, warranties, agreements and understandings shall survive any acceptance or rejection of a Purchase for the Securities.

3. Representations by the Company

The Company represents and warrants as follows:

3.1 Organization and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Offering Materials being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2 Authorization. The Offering Materials have been duly and validly authorized by the Company. This Agreement, assuming due execution and delivery by the Purchaser, when the Agreement is executed and delivered by the Company, will be, a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

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3.3 Non-Contravention. The execution and delivery of the Offering Materials by the Company, the issuance of the Securities as contemplated by the Offering Materials and the completion by the Company of the other transactions contemplated by the Offering Materials do not and will not, with or without the giving of notice or the lapse of time, or both, (a) result in any violation of any provision of the articles of incorporation or bylaws or similar instruments of the Company; (b) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company , pursuant to any agreements, instruments or documents or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Materials; (c) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Materials; or (d) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof.

3.4 Absence of Certain Proceedings. The Company is not currently aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company or any of its subsidiaries, in any such case wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Materials.

4. INTENTIONALLY OMITTED.

5. Miscellaneous

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, at Attention: Chief Executive Officer, and to the Purchaser at his, her, or its address indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 Indemnity by the Purchaser. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company, and its respective officers, directors, agents, counsel, advisors, affiliates, representatives, members, managers, control persons, and shareholders, as applicable, against any and all claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees and expenses) of any nature, incurred by or imposed upon the indemnified party or any such person due to, which results from, arises out of or is based upon (a) any breach of any representation or warranty by the indemnifying party in this Agreement; (b) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party; (c) any misrepresentation made by him contained in this Agreement or in the Investor Questionnaire; or (c) any sale or distribution by the Purchaser in violation of any Securities Laws.

5.3 Amendment. Neither this Agreement nor any provisions, transaction, documents or instruments which are material or that are to the benefit of the Purchaser hereof may be amended, changed, discharged, or terminated except by a written instrument signed by the Purchaser and the Company.

5.4 Binding Agreement; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges and supersedes all prior written and oral discussions, agreements and understandings of any and every nature among them.

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5.5 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Security Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the Securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the Securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

5.6 Counterparts. This Agreement may be executed in any number of counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other purchasers and to add and/or to delete other persons as purchasers. This Agreement may be executed and delivered by facsimile, by email with scanned copies. by DocuSign or any other mutually agreed upon method of delivery between the Parties.

5.7 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provisions of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

5.8 Further Cooperation. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.9 No Disclosure. The Company agrees not to disclose the names, addresses or any other information about the Purchasers, except as required by law, provided that the Company may provide information relating to the Purchaser as required in any registration statement under the Securities Act that may be filed by the Company pursuant to the requirements of this Agreement.

5.10 Assignment. Purchaser agrees not to transfer or assign this Agreement, or any of Purchaser’s right, remedy, obligation, interest or liability arising herein without the prior written consent of the Company.

5.11 Survival. All representations, warranties, and covenants contained in this Agreement shall survive: (a) the acceptance of the Security Purchase Agreement by the Company and the Closing; (b) changes in the transactions, documents, and instruments described in the Offering Documents that are not material or that are to the benefit of the Purchaser; and (c) the death or disability of the Purchaser.

5.12 Notification of Changes. The Purchaser shall notify the Company upon occurrence of any event prior to the Closing of the purchase of the Securities pursuant to this Agreement that would cause any representation, warranty, or covenant of the Purchaser contained in this Agreement to be false or incorrect.

5.13 Obligations Irrevocable. The obligations of the Purchaser hereunder shall be irrevocable.

5.14 Section Headings. The section and other headings contained in this Agreement are for convenience of reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.15 No Joint Obligation. The obligation of the Purchaser hereunder is several and not joint with the obligations of any other purchasers for the purchase of the Securities in the Offering (the “Other Purchasers”), and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchasers. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser shall be entitled to protect and enforce the Purchaser’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

[SIGNATURE PAGE FOLLOWS]

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ALL PURCHASERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the             day of             , 202____.

=
Purchaser Name		Accepted Security Purchase Amount

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Residence: Number and Street	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

17 | P a g e	N e w I n v e s t o r s

ACCEPTED this            day of                         202____, on behalf of the Company.

By:
Name:
Title:

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